2Q'21 FINANCIAL RESULTS July 20, 2021 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the second quarter of 2021 compared to the second quarter of 2020, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward- looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or sub-service our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on February 11, 2021. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 $2.12 DILUTED EPS compared to $0.06 13.78% NET INTEREST MARGIN compared to 13.53% 17.8% CET1 liquid assets of $16.3 billion, 17.7% of total assets SUMMARY FINANCIAL METRICS CAPITAL 2Q'21 Financial Highlights $78.4 billion LOAN RECEIVABLES compared to $78.3 billion $59.8 billion DEPOSITS 81% of current funding 3.57% NET CHARGE-OFFS compared to 5.35% 65.8 million AVERAGE ACTIVE ACCOUNTS compared to 64.8 million $521 million CAPITAL RETURNED YTD returned $849 million, $593 million share repurchases 39.6% EFFICIENCY RATIO compared to 36.3%

2Q'21 Business Highlights

PARTNER EXPANSION

Sutherlands (Family Owned – Buy Local – Since 1917)

TJX

JCB

Daniel's

SHOP HQ

Cycle

Ochsner Health

Mitchell Gold +Bob Williams

CONSUMER PERFORMANCE

New Accounts[a]



4.0
6.3
58%
2Q'20
2Q'21

Purchase Volume per Account[b]



$481
$640
33%
2Q'20
2Q'21

Average Balance per Account[c]



$1,214
$1,167
(4)%
2Q'20
2Q'21

DIGITAL

~65% DIGITAL PAYMENTS*

*2Q'21 % of Total Payments

~55% DIGITAL APPLICATIONS

~35% MOBILE CHANNEL APPLICATIONS

~45% ONLINE SALES*

*Excluding Health & Wellness

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5 58% Sales are repeat purchases(a) Resilient Growth Driven by Diversified Exposure In Home Spend Home – Leveraging Our Strengths ▪ Furniture ▪ Accessories ▪ Mattresses • DIY/Do It For Me • Appliances / Electronics • HVAC • Flooring • Other Home Improvement Expand Home Share of Wallet Grow the Core Grow penetration in large vertical partners through enhanced value propositions Demonstrated ability to add merchants/locations (+13k in last 5 years(c)) Digital capabilities driving enhanced merchant experiences Expand Expand into new adjacencies for home (e.g. services, care) Fully roll-out product expansion to merchants Execute on POS technology enhancing merchant integration and product delivery +30 years Average length of relationship with top 20 partners(b) Diversified Spend ~60K Merchants/Locations Strong Partnerships Across Leading Brands In Home Industry

Financial Results

Summary earnings statement

$ in millions, except per share statistics	2Q'21	2Q'20	B/(W) $	B/(W) %
Total interest income	$3,578	$3,830	$(252)	(7)%
Total interest expense	266	434	168	39 %
Net interest income (NII)	**3,312**	**3,396**	**(84)**	**(2)%**
Retailer share arrangements (RSA)	(1,006)	(773)	(233)	(30)%
Provision for credit losses	(194)	1,673	1,867	112 %
Other income	89	95	(6)	(6)%
Other expense	948	986	38	4 %
Pre-tax earnings	**1,641**	**59**	**1,582**	**NM**
Provision for income taxes	399	11	(388)	
Net earnings	**1,242**	**48**	**1,194**	**NM**
Preferred dividends	10	11	(1)	
Net earnings available to common stockholders	**$1,232**	**$37**	**$1,195**	**NM**
Diluted earnings per share	**$2.12**	**$0.06**	**$2.06**	

2Q'21 Highlights

- **$1.2 billion Net earnings, $2.12 diluted EPS**
- **Net interest income down 2%**
  - Interest and fees on loans down 6% as payment rates remain elevated and delinquencies remain low
  - Interest expense decrease attributed to lower benchmark rates
- **Retailer share arrangements increased 30%**
  - Increase is driven by the decrease in the provision for credit losses and program performance
- **Provision for credit losses down 112%**
  - Decrease is driven by $878 million reserve release and lower net charge-offs
  - Lower reserves driven by improved credit outlook
  - Net charge-offs of 3.57% compared to 5.35% driven by the impact of lower delinquencies and a strong consumer
- **Other expense down 4%**
  - Decrease primarily due to lower operational losses partially offset by Employee costs, Marketing and Business Development, and Information processing

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7 35%Purchase volume $ in billions Loan receivables $ in billions Average active accounts in millions 2% (6)% —% Interest and fees on loans $ in millions $44.0 75.1 Dual Card / Co-Brand $10.4 —%56% Dual Card / Co-Brand $16.3 $18.4 $18.4 Growth Metrics

8 2Q'21 Platform Results(a) Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 1% (5)% 3% 9%2% 2Q'20 2Q'21 V% $9.7 $12.2 25% 18.2 18.0 (1)% $1,079 $1,014 (6)% 2Q'20 2Q'21 V% $8.4 $10.9 30% 16.4 17.3 5% $913 $891 (2)% 2Q'20 2Q'21 V% $7.7 $11.6 51% 16.6 17.3 4% $849 $729 (14)% 2Q'20 2Q'21 V% $2.0 $3.0 53% 6.0 5.6 (6)% $535 $523 (2)% 2Q'20 2Q'21 V% $1.3 $1.4 9% 2.5 2.4 (1)% $172 $182 6% Loan receivables $ in billions Purchase Volume Accounts Interest & Fees on Loans

9 Net Interest Income Net Interest Income $ in millions % of average interest-earning assets • Net interest income decreased 2% – Interest and fees on loans down 6% as payment rates remain elevated and delinquencies remain low • Net interest margin (NIM) up 25 bps – Loan receivables yield: (65) bps – Loan receivables yield of 18.62%, down 84 bps – Liquidity portfolio yield: (4) bps – Mix of Interest-earnings assets: 32 bps – Loan receivable mix as a percent of total Earning Assets increased from 78.0% to 79.7% – Interest-bearing liabilities cost: 62 bps – Total cost decreased 73 bps to 1.42% driven by lower benchmark rates • 2Q’21 payment rate is ~280 bps higher compared to 5- year historical average 2Q'21 Highlights 2Q'20 NIM 13.53% Loan receivables yield (0.65)% Liquidity portfolio yield (0.04)% Mix of Interest-earning assets 0.32% Interest-bearing liabilities cost 0.62% 2Q'21 NIM 13.78% NIM Walk Payment Rate Trends (a) (2)% Avg. (‘16-‘20)

10 Asset Quality Metrics Allowance for credit losses (a) $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables

11 Other expense down 4% • Decrease primarily due to lower operational losses partially offset by Employee costs, Marketing and Business Development, and Information processing Efficiency ratio 39.6% vs. 36.3% prior year • Increase in ratio primarily driven by decrease in revenue partially offset by lower expenses B/(W) 2Q'20 2Q'21 V$ V% Employee costs $327 $359 $32 10% Professional fees $189 $189 $0 —% Marketing/BD $91 $114 $23 25% Information processing $116 $137 $21 18% Other $263 $149 $(114) (43)% Other expense $986 $948 $(38) (4)% Efficiency (a) 36.3% 39.6% 3.3 pts. Other Expense Other expense $ in millions 2Q'21 Highlights (4)%

12 Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios (b) Funding, Capital and Liquidity Funding sources $ in billions V$ $(1.5) $(1.1) $(4.3) V% Liquidity (a) $ in billions CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1. Capital and Risk- Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Deposits 80% 81% +1 pt. Securitization 10% 10% - Unsecured 10% 9% (1) pt. Liquid assets $22.4 $16.3 Undrawn credit facilities 5.6 4.9 Total liquidity $28.0 $21.2 % of Total assets 29.0% 23.0%

13 2Q'21 Key Business Themes Strong growth trajectory Payment rates remain elevated Home Opportunity Continued strength in credit • Purchase volume of $42 billion, +35% • Originated 6 million new accounts, +58% and 11 million new accounts YTD • Growth in loan receivables across four platforms • Loan receivables slightly up to $78 billion • NIM of 13.78% up 25 bps • Delinquencies down (102) bps for 30+ (77) bps for 90+ • NCO down (178) bps • Grow penetration in large verticals • Continue to add merchants and grow share of wallet • Execute on POS Technology to enhance product delivery

14 Footnotes 2Q'21 Business Highlights | slide 4: a. New Accounts represent accounts that were approved in the respective period, in millions. b. Purchase Volume per Account is calculated as the Purchase volume divided by Average active accounts, in $. c. Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $. Home – Leveraging Our Strengths| slide 5: a. Repeat sales excludes Dual Card/Co-Brand, installment, and commercial portfolios. b. Based on weighted average of Interest and fees on loans as of year end 2020. c. Based on merchant/location growth as of year end 2020. Platform Results | slide 8: a. Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Interest Income | slide 9: a. Payment rate is calculated as customer payments divided by beginning of period loan receivables. Payment rate data excludes amounts related to the Walmart portfolio, which was sold in October 2019. Asset Quality Metrics| slide 10: a. Allowance for credit losses reflects adoption of CECL on January 1, 2020, which included a $3.0 billion increase in reserves upon adoption. Other Expense | slide 11: a. “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)”. Funding, Capital and Liquidity | slide 12: a. Does not include unencumbered assets in the Bank that could be pledged. b. Capital ratios reflect election to delay an estimate of CECL’s effect on regulatory capital for two years in accordance with the interim final rule issued by U.S. banking agencies in March 2020. CET1, Tier 1, and Total Capital Ratio are on a Transition basis.

16 Non-GAAP Reconciliation* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. * Estimated at June 30, 2021, $ in millions At June 30, Total 2020 2021 Tier 1 Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $12,527 $14,671 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,570) (2,376) Tier 1 capital (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $9,957 $12,295 Add: Allowance for credit losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,802 9,023 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses. . . . . . $19,759 $21,318 Risk-weighted assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $77,048 $78,281 Less: CECL transition adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,361) (2,166) Risk-weighted assets (CECL fully phased-in). . . . . . . . . . . . . . . . . . . . . . . . . . . $74,687 $76,115